Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 is based on the separate historical consolidated statements of operations of On Assignment, Inc. (“On Assignment”) and Apex Systems, Inc. (“Apex Systems”) and reflects the merger and related events as if they had been consummated on January 1, 2012. This unaudited pro forma condensed combined statement of operations reflects the merger and related events using the acquisition method of accounting and applies the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined statement of operations.

The pro forma adjustments are based upon available information and assumptions that the managements of On Assignment and Apex Systems believe reasonably reflect the merger. We present the unaudited pro forma condensed combined statement of operations for informational purposes only. The pro forma condensed combined statement of operations is not necessarily indicative of what our results of operations actually would have been had we completed the merger as of January 1, 2012. In addition, the unaudited pro forma condensed combined financial statement does not purport to project the future financial position or operating results of On Assignment. You should read this information together with the following:

•                  the accompanying notes to the unaudited pro forma condensed combined statement of operations;

•                  the separate historical audited financial statements of On Assignment as of and for the year ended December 31, 2011 included in On Assignment’s Annual Report on Form 10-K for the year ended December 31, 2011;

•                  the separate historical audited financial statements of Apex Systems as of and for the year ended December 31, 2011 included in On Assignment’s Current Report on Form 8-K/A filed on May 22, 2012;

•                  the separate historical unaudited financial statements of Apex Systems as of and for the three months ended March 31, 2012 included in On Assignment’s Current Report on Form 8-K/A filed on May 22, 2012;

•                  the unaudited pro forma condensed combined financial statements of On Assignment for the year ended December 31, 2011 and the three months ended March 31, 2012 and as of March 31, 2012 included in On Assignment’s Current Report on Form 8-K/A filed on May 22, 2012; and

•                  the separate historical unaudited financial statements of On Assignment as of and for the three and six months ended June 30, 2012 included in On Assignment’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2012.

The unaudited pro forma condensed combined statement of operations was prepared using the acquisition method of accounting, with On Assignment as the acquirer. Accordingly, the total estimated purchase price, calculated as described in Note 2 to the unaudited pro forma condensed combined statement of operations, is allocated to the net tangible and identifiable intangible assets of Apex Systems acquired in connection with the merger, based on their respective estimated fair values. Should there be an increase in the fair value of the Apex Systems tangible and/or identifiable intangible assets as of the closing date of the merger when the purchase price allocation is finalized, the amount of the purchase price allocated to these assets will increase accordingly, resulting in a decrease in the amount of goodwill recorded and an increase in depreciation expense and/or amortization expense.

As of the date of this Form 8-K, On Assignment has not completed the detailed valuations necessary to finalize the estimated fair value of the assets acquired and the liabilities assumed from Apex Systems and the related allocations of the purchase price.  Thus, the purchase price allocation reflected below is preliminary, and is subject to change.  The final purchase price allocation is pending the completion of On Assignment’s internal review of the valuation work performed by a third party and finalization of the net working capital, acquired intangible assets, goodwill, property and equipment, long-term liabilities and income taxes.  The adjustments may be material resulting in a retrospective change to our consolidated financial statements.  Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing an unaudited pro forma condensed combined statement of operations. The final purchase price allocation and its effect on results of operations may differ significantly from the pro forma amounts included in the unaudited pro forma condensed combined statement of operations. The amounts allocated to identifiable intangible assets and goodwill represent managements’ best estimate as of the date of this Current Report. In addition, On Assignment has reviewed and adjusted the effective tax rate as required, and adjusted estimated transaction costs to actual on a preliminary basis. ASC 805 allows the acquiring company one year to complete the final analysis and accounting for the purchase price allocation related to a business combination.

In connection with the plan to integrate the operations of On Assignment and Apex Systems, we anticipate that non-recurring charges, such as costs associated with the implementation of compliance with Sarbanes-Oxley for Apex Systems will be incurred. We are not able to determine the timing, nature and amount of these charges as of the date of this Current Report. However, these charges could affect the consolidated results of operations of On Assignment and Apex Systems in the period in which they are recorded. The unaudited pro forma condensed combined statement of operations does not include the effects of the costs associated with any integration activities resulting from the transaction, as they are non-recurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined statement of operations was prepared. In addition, the unaudited pro forma condensed combined statement of operations does not include the realization of any cost savings from operating efficiencies or synergies resulting from the transaction, nor does it include any potential incremental revenues and earnings that may be achieved with the combined capabilities of the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2012

(in thousands, except per share data)

	On Assignment,	Apex Systems,	Pro Forma		Pro Forma
	Inc.	Inc.	Adjustments		Combined

Revenues	$450,264	$283,743	$—		$734,007
Cost of services	306,262	207,364	—		513,626
Gross profit	144,002	76,379	—		220,381
Selling, general and administrative expenses	114,401	105,587	(44,623	)(a)	175,365
Operating income	29,601	(29,208)	44,623		45,016
Interest income	6	—	—		6
Interest expense	(5,608)	(1,458)	(5,136	)(b)	(12,202)
Income before income taxes	23,999	(30,666)	39,487		32,820
Provision for income taxes	10,101	—	3,717	(c)	13,818
Net income	$13,898	$(30,666)	$35,770		$19,002

Earnings per share:
Basic	$0.34				$0.37
Diluted	$0.33				$0.36

Number of shares and share equivalents used to calculate earnings per share:
Basic	41,060		10,728	(d)	51,788
Diluted	42,067		10,728	(d)	52,795

The accompanying notes are an integral part of the unaudited pro forma condensed combined statement of operations.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands)

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined statement of operations present the pro forma results of operations of On Assignment and Apex Systems on a combined basis based on the unaudited historical financial information of each company and after giving effect to the acquisition of Apex Systems by On Assignment. The acquisition is accounted for using the acquisition method of accounting.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 combines the historical results for On Assignment for the six months ended June 30, 2012 and the historical results for Apex Systems from January 1, 2012 through May 15, 2012 (as the results for Apex Systems from May 16, 2012, the effective date of the merger, through June 30, 2012 are included in the On Assignment historical results for the six months ended June 30, 2012), as if the acquisition had occurred on January 1, 2012.

2. Purchase Price

The estimated purchase price of Apex Systems follows:

Total Purchase Price
Common Stock, 14,305 shares	$225,558
Cash	384,974
Total estimated purchase price of acquisition	$610,532

3. Pro Forma Adjustments

Pro forma adjustments to condensed combined statement of operations:

(a) To reflect the following selling, general and adminstrative (SG&A) expense activity:

Amortization expense related to acquired identifiable intangible assets	$4,809
Apex Systems’ non-recurring deferred compensation and stock-based compensation expenses	(35,729)
Apex Systems’ pre-acquisition transaction-related expenses	(13,703)
Net pro forma SG&A adjustment	$(44,623)

(b) To reflect the following interest activity:

Interest expense related to the new credit agreement	$(12,202)
Elimination of On Assignment’s historical interest expense	5,608
Elimination of Apex Systems’ historical interest expense	1,458
Net pro forma interest adjustment	$(5,136)

A 1/8% change in the floating rate would result in a $577 change in interest expense annually.

(c) Pro forma provision for income tax for the six months ended June 30, 2012 reflects a 42.1% effective tax rate applicable to pro forma adjustments, as well as increasing Apex Systems’ income tax provision from an S-Corporation tax rate to a C-Corporation tax rate.

(d) To reflect the issuance of 14,305 shares of common stock on the date of acquisition in the weighted average common shares outstanding as if the acquisition occurred on January 1, 2012.